UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2017

EVOLENT HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37415	32-0454912
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

800 N. Glebe Road, Suite 500

Arlington, VA 22203

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (571) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 1.01	– Entry into a Material Definitive Agreement.

On August 8, 2017, Evolent Health, Inc., a Delaware corporation (the “Company”), and Evolent Health LLC, the operating subsidiary of the Company (“Evolent Health”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters listed in Schedule 1 thereto (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 8,816,120 shares of its Class A common stock, par value $0.01 per share (the “Shares”). The Offering closed on August 14, 2017.

Under the terms of the Underwriting Agreement, the Underwriters have a 30-day option period to purchase up to 1,322,418 additional shares of Class A common stock from the Company.

The Company estimates that the net proceeds from the Offering will be approximately $166.8 million after estimated underwriting discounts, commissions and offering expenses. The Company has transferred the net proceeds from this offering to Evolent Health. Evolent Health expects to use such net proceeds for working capital and other general corporate purposes, including to expand its business through acquisitions and investments.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and Evolent Health and also provides for customary indemnification by each of the Company, Evolent Health and the Underwriters against certain liabilities.

The Offering was made pursuant to a registration statement on Form S-3ASR (File No. 333-219755) filed with the Securities and Exchange Commission (the “SEC”), which became initially effective on August 7, 2017, a base prospectus dated August 7, 2017 and a related prospectus supplement dated August 8, 2017.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	– Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 8, 2017, by and among Evolent Health, Inc., Evolent Health LLC, and J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters listed in Schedule 1 thereto.

5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

Date: August 14, 2017	By:	/s/ Jonathan Weinberg
	Name:	Jonathan Weinberg
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 8, 2017, by and among Evolent Health, Inc., Evolent Health LLC, and J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters listed in Schedule 1 thereto.

5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1).